Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of September 30, 2019 is among VIVUS, Inc. (the “Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, including by that certain First Supplemental Indenture dated as of October 11, 2018, the “Indenture”) dated as of June 8, 2018, providing for the issuance of the Issuer’s 10.375% Senior Secured Notes due 2024 (the “Securities”);

WHEREAS, $61,351,000 in aggregate principal amount of the Securities is currently outstanding;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Issuer, the Collateral Agent, the Guarantors (if any) and the Trustee may amend or supplement the Indenture, the Securities and the Security Documents, and may waive any provision thereof, with the written consent of Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities);

WHEREAS, the Issuer has received, and has delivered to the Trustee evidence of, written consent of the Holders of a majority in principal amount of the Securities to certain amendments to the Indenture set forth herein; and

WHEREAS, in accordance with Section 9.05 of the Indenture, the Issuer has delivered to the Trustee, simultaneously with the execution and delivery of this Second Supplemental Indenture, an Officers’ Certificate and an Opinion of Counsel relating to this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1                                    Amendment to Section 4.09 of the Indenture. Section 4.09 of the Indenture shall be amended to change “$10,000,000” to “$5,000,000”.

Section 1.2                                    Amendment to Section 4.10 of the Indenture. Section 4.10(a) of the Indenture shall be amended to change “March 31, 2019” to “March 31, 2020”, and Section 4.10(b) of the Indenture shall be amended to change “June 30, 2019” to “June 30, 2020”.

Section 1.3                                    Amendments to the Indenture to Effect Pledge of Material Intellectual Property.

(a)                                 Clause (i) of the definition of Excluded Assets in Section 1.01 of the Indenture shall be amended to insert at the end of such clause (i) the following:

other than any Material Intellectual Property,

(b)                                 Clause (vii) of the definition of Excluded Assets in Section 1.01 of the Indenture shall be amended to insert after “any Intellectual Property” the following:

(other than any Material Intellectual Property)

(c)                                  Section 1.01 shall be amended to insert after the definition of “Lien” the following new definition of “Material Intellectual Property”:

“Material Intellectual Property” means Intellectual Property, including any Excluded Agreements, related to Pancreaze®, Qsymia® or a trademark for the name of the Issuer or any Guarantor, and any other material Intellectual Property acquired by the Issuer or any Guarantor after September 30, 2019.

(d)                                 The first sentence of Section 4.13 of the Indenture shall be amended to:

(i)                                     re-letter the existing clause (a) and clause (b) as new clause (b) and new clause (c), respectively;

(ii)                                  insert the following as a new clause (a):

any Material Intellectual Property, except for Permitted Liens described in clause (1), (2), (3) or (18) of the definition of “Permitted Liens”;

(iii)                               insert the word “other” in new clause (b) between “any” and “Intellectual Property”.

Section 1.4                                    Amendments to Notes. The Notes are hereby amended to delete any and all provisions inconsistent with the amendments to the Indenture effected by this Second Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1                                    Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 2.2                                    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore and hereafter existing shall be bound hereby.

Section 2.3                                    Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR TO SUCH STATUTE), WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 2.4                                    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5                                    No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuer or of any Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer and such Guarantors (if any) under the Securities, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 2.6                                    Successors. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Second Supplemental Indenture shall bind their respective successors.

Section 2.7                                    The Trustee. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Section 2.8                                    Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.9                                    Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.10                             Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

VIVUS, INC.

By:	/s/ John Amos
	Name:	John Amos
	Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President